Exhibit 1.1

               Shares

SUNESIS PHARMACEUTICALS, INC.

Common Stock $0.0001 Par Value

September     , 2005

LEHMAN BROTHERS INC.

SG COWEN & CO. LLC

NEEDHAM & COMPANY, INC.

as Representatives of the

several Underwriters listed

in schedule 1 hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell an aggregate of [               ] shares (the “Firm Stock”) of the Company’s common stock par value $0.0001 per share (the “Common Stock).  In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an aggregate of [                 ] additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1.                                       Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                  A registration statement on Form S-1, and amendments thereto, with respect to the Stock have (i) been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) thereunder and (ii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Company to Lehman Brothers Inc., SG Cowen & Co., LLC and Needham & Company, Inc. as the Representatives (the “Representatives”) of the Underwriters.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus, if any, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, included in the Registration Statement as of the Effective Time or as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conforms to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(c)                                  The Company has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so organized, existing in good standing or duly qualified would not reasonably be expected to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity, results of operations or business or prospects of the Company (a “Material Adverse Effect”).  The Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(d)                                 The Company has no subsidiaries.

(e)                                  The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the “Description of Capital Stock” section of the Prospectus; and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company is a party or otherwise.

(f)                                    The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

(g)                                 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(h)                                 This Agreement has been duly and validly authorized, executed and delivered by the Company.

(i)                                     The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j)                                     Except as described in the Prospectus, there are no oral or written contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company under the Securities Act.

(k)                                  Except as set forth in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(l)                                     The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations, business or prospects of the Company, in each case other than as set forth or contemplated in the Prospectus.

(m)                               The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The pro forma financial information and data included in the Prospectus is presented fairly and has been prepared on a basis consistent in all material respects (except for adjustments described in the Prospectus) with such financial statements and the books and records of the Company.

(n)                                 Ernst & Young LLP, who has certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 11(i) hereof, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations.

(o)                                 The Company does not own any real property.  The Company has a valid leasehold interest in the real property used in the conduct of the business of the Company as described in the Prospectus, and has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.

(p)                                 The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

(q)                                 Except as disclosed in the Registration Statement and Prospectus, the Company has such certificates, permits, licenses and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its business in the manner described in the Prospectus (including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other similar federal, state or foreign agencies or bodies); the Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Permits, except as disclosed in or contemplated by the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(r)                                    The preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are to the extent required by law being, conducted in compliance with all applicable current Good Laboratory Practices, Good Clinical Practices and local, state and federal laws, rules and regulations in all material respects.  The descriptions of the results of such studies and trials contained in the Registration Statement and Prospectus are accurate and complete in all material respects. The Company is not aware of any studies, tests or trials, the results of which reasonably call into question the studies, tests or clinical trials described or referred to in the Registration Statement and Prospectus when viewed in the context in which such results are described and the clinical state of development.  The Company has not received any notices or correspondence from the FDA or other governmental agency requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf, of the Company or in which the Company has participated.

(s)                                  The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect in all material respects.

(t)                                    The Company owns or possesses adequate rights to all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business as described in the Prospectus or presently utilized by it and has no reason to believe that the conduct of its business as described in the Prospectus infringes or will conflict with, and has not received any notice of infringement or any claim of conflict with, any such rights of others.

(u)                                 The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”).  To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

(v)                                 There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(w)                               There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(x)                                   No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act or the Rules and Regulations to be described in the Prospectus and that is not so described in the Prospectus.

(y)                                 No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(z)                                   The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and the Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation.

(aa)                            The Company has filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company, nor (ii) does the Company have any knowledge of any tax deficiency, which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

(bb)                          Since the date as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than grants of stock options to employees and the issuance of common stock upon the exercise of options and warrants in each case in the ordinary course of business), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(cc)                            The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(dd)                          The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)                            The Company (i) is not in violation of its charter or by-laws, (ii) is not in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                                Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from corporate funds.

(gg)                          The Company is, and at all prior times was, (i) in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business and (ii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Except as described in the Prospectus, (i) the Company is not a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (ii) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(hh)                          The Company is not, and as of the applicable Closing Date and after giving effect to the offer and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii)                                  (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)                                  Since the date of the most recent balance sheet of the Company audited by Ernst & Young LLP, the Company has not been advised of (i) any significant deficiencies in the design or operation of its internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, (ii) any material weaknesses in its internal controls or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(kk)                            Since the date of the most recent balance sheet of the Company audited by Ernst & Young LLP, there has been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ll)                                  The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(mm)                      The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System

(the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(nn)                          Except as contemplated by this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(oo)                          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees for indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

(pp)                          The Stock has been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

2.                                       Purchase of the Stock by the Underwriters.

(a)                                  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [             ] shares of the Firm Stock, severally and not jointly (except as specified in Section 9), to the several Underwriters and each of the Underwriters, severally and not jointly (except as specified in Section 9), agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives(s) may determine.

(b)                                 In addition, the Company grants to the Underwriters an option to purchase up to an additional [             ] of Option Stock.  Such option is exercisable as provided in Section 4 hereof.  Each Underwriter agrees, severally and not jointly (except as specified in Section 9), to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

(c)                                  The price of both the Firm Stock and any Option Stock shall be $[             ] per share.

(d)                                 The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

3.                                       Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

4.                                       Delivery of and Payment for the Stock.

(a)                                  Delivery of and payment for the Firm Stock shall be made at the offices of Latham & Watkins LLP in Menlo Park, California at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Closing Date.”  On the Closing Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

(b)                                 The shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Lehman Brothers Inc. and SG Cowen & Co., LLC may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to Lehman Brothers Inc. and SG Cowen & Co., LLC through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against the payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Company to Lehman Brothers Inc. and SG Cowen & Co., LLC at least forty-eight hours in advance.  The Company will cause the certificates representing such shares to be made available for inspection by the Representatives not later than 2:00 p.m., New York City time, on the business day prior to the Closing Date at the office of DTC or its designated custodian.

(c)                                  The option granted in Section 2(b) will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the shares of Option Stock are delivered are sometimes referred to as the “Option Closing Date” and the Closing Date and any Option Closing Date are sometimes each referred to as a “Delivery Date”).

(d)                                 Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of paragraph (a) of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Option Closing Date.  On the Option Closing Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.  For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company will cause the certificates representing the Option Stock available for inspection by the Representatives not later than 2:00 P.M., New York City time, on the business day prior to the Option Closing Date at the office of DTC or its designated custodian.

5.                                       Further Agreements of the Company.  The Company agrees:

(a)                                  To prepare the Prospectus in a form approved by the Representatives and, if required by the Securities Act, to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company in consultation with the Representatives, be required by the Securities Act or requested by the Commission;

(e)                                  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld or delayed;

(f)                                    As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) it being understood that such delivery requirements shall be deemed met by the Company’s reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated thereunder);

(g)                                 For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent not filed on the SEC’s EDGAR system;

(h)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions, both domestic and international as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;  provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not otherwise subject;

(i)                                     For a period of 180 days from the date of the Prospectus or such longer period if the Lock-Up Agreement referenced below is extended pursuant to its terms, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the Stock, (ii) shares issuable pursuant to employee stock purchase plans, employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights (iii) up to 1,250,000 shares of common stock pursuant to existing and future strategic collaboration arrangements or (iv) or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a registration statement relating solely to any employee stock purchase plans, employee benefit plan described in the Registration Statement and Prospectus) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives; to cause each director, executive officer and substantially all securityholders of the Company to furnish to the Representatives, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”); and if the Lock-Up Agreement is extended pursuant to its terms to promptly notify all persons subject to such Lock-Up Agreement of such extension;

(j)                                     For a period of 180 days from the date of the Prospectus or such longer period if the Lock-Up Agreement is extended pursuant to its terms, not to release any securityholder from any lock-up agreement such securityholder may have with the Company without the prior written consent of the Representatives;

(k)                                  To apply for the listing of the Stock on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Closing Date;

(l)                                     To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

(m)                               To take such steps as shall be necessary to ensure that Company shall not become an “investment company” within the meaning of such term under the Investment Company Act.

6.                                       Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) any required review by the NASD of the terms of sale of the Stock; (e) the listing of the Stock on Nasdaq National Market; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(h); (g) the preparation, printing (including, without limitation, word processing and duplication costs) and distribution of this Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith (excluding, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and distribution of such Blue Sky Memoranda); (h) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, but excluding other travel expenses of the Underwriters, and (i) the performance of all other obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.                                       Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) if required by the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 The Prospectus shall have been printed and copies distributed to the Representatives not later than 9:00 A.M., New York City time, on the second business day after the date hereof, or at such later date and time as the Representatives may approve in writing.

(c)                                  No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact (in the case of the Prospectus and any supplement thereto, in light of the circumstances under which they were made) which, in the reasonable opinion of Cooley Godward LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, other than the information furnished to the Company through the Representatives as set forth in Section 8(e).

(d)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)                                  Latham & Watkins LLP shall have furnished to the Representatives its written opinion, or letter or letters, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B-1 and Exhibit C-1;

(f)                                    Daryl Winter, Ph.D., general counsel of the Company, shall have furnished to the Representatives his written opinion, or letter or letters, as counsel to the Company relating to certain intellectual property and capitalization matters, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D-1;

(g)                                 The Representatives shall have received from Cooley Godward LLP, counsel for the Underwriters, addressed to the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)                                 At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)                                     With respect to the letter of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Underwriters shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)                                     The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer stating that:

(i)                                     The representations and warranties of the Company contained herein are true and correct as if made on and as of such Delivery Date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

 (ii)                               (A) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise as set forth or contemplated in the Prospectus, or (B) since such date there has not been any change in the capital stock or long term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations, business or prospects of the Company, otherwise than as set forth or contemplated in the Prospectus;

(iii)                               They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not, and as of its date and as of such Delivery Date, the Prospectus did not and does not, contain any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth; and

(iv)                              To the knowledge of such persons after reasonable inquiry, the issuance and sale of the Stock by the Company hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

(k)                                  (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated herein and in the Prospectus.

(l)                                     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including without limitation as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)                               The Nasdaq National Market shall have approved the Stock for listing, subject only to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                       Indemnification and Contribution.

(a)                                  The Company shall indemnify and hold harmless each Underwriter, its respective directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any written materials provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter), and shall reimburse each Underwriter, and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriters furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, the or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through Lehman Brothers Inc. and SG Cowen & Co., LLC by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, or any such director, officer, employee or controlling person of the Company.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives, and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm and the Company acknowledges that (i) the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of the Prospectus, (ii) the first table under the caption “Underwriting” in the Prospectus setting forth the names of the Underwriters and the number of shares of Firm Stock to be purchased by each, (iii) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” in the Prospectus, (iv) the paragraph under the heading “Underwriting—Discretionary Sales,” (v) the paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” (vi) the paragraphs under the heading “Underwriting—Non-U.S Jurisdictions” and (vii) the paragraphs under the heading “Underwriting—Electronic Distribution,” are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

9.                                       Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Stock or Option Stock, as applicable, that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter(s) in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter(s) agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Stock to be purchased on such Delivery Date.  If the remaining Underwriter(s) satisfactory to the Representatives do not elect to purchase the Stock which the defaulting Underwriter(s) agreed but failed to purchase on such Delivery Date, this Agreement (or with respect to the Option Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter(s) or the Company, except that the Company will continue to be liable to the non-defaulting Underwriters for the payment of expenses to the extent set forth in Section 7 and 12.  As used in this Agreement, the term “Underwriter” includes (along with the parties mentioned in Schedule 1), for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default, including liability of any defaulting Underwriter for the expenses referred to in Section 11.  If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone a Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.                                 Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11.                                 Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                                 Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue,

19th Floor, New York, New York 10019, Attention: Syndicate Registration Group (Fax: (646) 834-8133), with a copy to Cooley Godward LLP, 3000 El Camino Real, Palo Alto, CA 94306, Attention:  Laura A. Berezin, Esq. (Fax:  650-849-7400) and, in the case of any notice pursuant to Section 8, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York (Fax: (212) 520-0421);

(b)                                 if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, Sunesis Pharmaceuticals, Inc., 341 Oyster Point Boulevard, South San Francisco, California 94080, Attention: Daniel N. Swisher, Jr. (Fax: (650) 266-3506), with a copy to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025, Attention:  Alan C. Mendelson, Esq. and William C. Davisson, Esq. (Fax:  (650) 463-2600), other relevant information provided, however, that any notice to an Underwriter pursuant to Section 9(d) shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

13.                                 Research Analysts and Departments.  The Company acknowledges and agrees that the Underwriter(s) research analysts and research departments are required to be independent from their respective investment banking division and are subject to certain regulations and internal policies, and that such Underwriter(s) research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter(s) with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter(s) investment banking division.  The Company acknowledges that each of the Underwriter(s) is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14.                                 No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

15.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective personal Representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreements of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                                 Survival.  The respective indemnities, representations, warranties and agreements of the Company, and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.                                 Definition of the Terms “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

19.                                 Counterparts.  This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Representatives, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Sunesis Pharmaceuticals, Inc.

By:
	Name:	Daryl B. Winter
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Accepted:

LEHMAN BROTHERS INC.

SG COWEN & CO., LLC

NEEDHAM & COMPANY, INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By:

Authorized Representative

By SG COWEN & CO., LLC

By:

Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock

Lehman Brothers Inc.

SG Cowen & Co., LLC

Needham & Company, Inc.

Total

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

SG COWEN & CO., LLC

PIPER JAFFRAY & CO.

NEEDHAM & COMPANY, INC.

As Representatives of the several

  Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and SG Cowen & Co., LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (1) transfers of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such transfer, (2) transfers of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided that the transferee agrees in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such transfer and (3) distributions to partners, members, shareholders or affiliates of the undersigned, provided that the undersigned is a limited partnership, limited liability company or corporation and the distributees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such distribution.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and SG Cowen & Co., LLC waive, in writing, such extension.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall have no further obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

 Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The terms of this Lock-Up Letter Agreement shall be construed in accordance with the laws of the State of New York.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

(Name of Stockholder – Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity—Please Print)

(Title of Signatory if Stockholder is an entity—Please Print)

Dated:

Exhibit B-1

Form of Opinion of Issuer’s Counsel

1.                                       The Company is a corporation under the General Corporation Law of the State of Delaware with corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus.  Based on certificates from public officials, such counsel confirms that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of California.

2.                                       The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Representatives and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the certificate of incorporation or bylaws of the Company (the “Governing Documents”).

3.                                       The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

4.                                       The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to the Representatives and the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not:

(i)                                     violate the Company’s Governing Documents; or

(ii)                                  result in the breach of or a default under any agreement filed as an exhibit to the Registration Statement; or

(iii)                               violate any federal, or California statute, rule or regulation or any provision of the Delaware General Corporation Law, in each case applicable to the Company; or

(iv)                              require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or California statute, rule or regulation or any provision of the Delaware General Corporation Law, in each case applicable to the Company.

5.                                       The Registration Statement has become effective under the Act.  With the Representative’s consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [date], no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Prospectus is not required to be filed with the Commission pursuant to Rule 424 and 430A under the Act.

6.                                       The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7.                                       The statements in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Business — Strategic Collaborations” and “Shares Eligible for Future Sale,” and in the Registration Statement in Item 14, insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

8.                                       To such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

9.                                       To such counsel’s knowledge, the Company is not a party to any agreement that would require the inclusion in the Registration Statement of shares owned by any person or entity other than the Company.

10.                                 With the Representative’s consent, based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.                                 To such counsel’s knowledge, the Company is not subject to any legal proceedings required to be described in the Registration Statement and the Prospectus by Item 103 of Regulation S-K under the Act.

12.                                 The statements in the Registration Statement and Prospectus under the captions “Risk Factors—There is a high risk that our drug discovery and development activities will not result in commercial products,” “—Our Phase I and subsequent clinical trials for our lead product candidates, SNS-595, SNS-032 and SNS-314, may not demonstrate safety or efficacy or lead to regulatory approval,” “—The results of preclinical studies and clinical trials may not satisfy the requirements of FDA or other regulatory agencies,” “—We rely on third parties to conduct our clinical trials for SNS-595 and plan to rely on third parties to conduct our clinical trials for SNS-032 and SNS-314.  If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize SNS-595, SNS-032, SNS-314 or any of our other product candidates,” “—We rely on a third party to manufacture our product candidates, including SNS-595, SNS-032 and SNS-314, and depend on a single supplier for SNS-595.  There is a limited number of manufacturers that are capable of manufacturing the active ingredient of SNS-595, “—The regulatory approval process is expensive, time consuming and uncertain and may prevent us or our collaboration partners from obtaining approvals for the commercialization of some or all of our product candidates,” “—Even if we receive regulatory approval for a product candidate, we will be subject to ongoing FDA obligations and continued regulatory review, which may result in significant additional expense and limit our ability to commercialize our future products,” “—Even if we receive regulatory approval to market our product candidates, the market may not be receptive to our products, “ “—The coverage and reimbursement status of newly approved drugs in uncertain, and failure to obtain adequate coverage and reimbursement could limit our ability to market any future products we may develop and decrease our ability to generate revenue,” and “Business— Government Regulation” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

13.                                 To such counsel’s knowledge, there are no legal or governmental proceedings relating to the Federal Food, Drug, and Cosmetic Act or any regulations of the FDA pending or threatened to which the Company is a party, nor is such counsel aware of any violations of such Acts or regulations by the Company which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company’s general affairs, management, financial position, stockholders’ equity, results of operations or business or prospects.

In addition, such counsel shall separately provide a negative assurance letter to the following effect:

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus, (except to the extent expressly set forth in such counsel’s tax opinion and the numbered paragraphs 7 and 12 of its opinion letter to the Representatives of even date), and has not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, such counsel has reviewed the Registration Statement, and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent registered public accounting firm for the Company, the Representatives, and the Representative’s counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed.  Such counsel has also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on such counsel’s participation, review and reliance as described above, such counsel advises you that no facts came to its attention that caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and the Closing Date or Option Closing Date (as the case may be), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

Exhibit C-1

Form of Tax Opinion of Issuer’s Counsel

1.                                       Based on the facts and assumptions and subject to the limitations set forth in the Registration Statement and Prospectus, it is such counsel’s opinion that the statements in the Registration Statement and Prospectus under the caption “United States Federal Income Tax Consequences to Non-United States Holders,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

C-1

Exhibit D-1

Form of Intellectual Property and Capitalization Opinion of Issuer’s General Counsel

1.                                       To such counsel’s knowledge, Schedule A attached hereto, sets forth a true and complete list of all patents and patent applications (“Patents”) owned by the Company;

2.             To such counsel’s knowledge, the granted or issued Patents for which such counsel has responsibility, have been duly maintained and are in full force and in effect, and none of the granted Patents have been adjudged invalid or unenforceable in whole or in part;

3.             To such counsel’s knowledge, no patents and patent applications owned by the Company (collectively, “Company Intellectual Property”) are subject to any outstanding order or judgment that would impair the validity or enforceability of such Company Intellectual Property;

4.             To such counsel’s knowledge, the Company has complied with the USPTO duty of candor and disclosure for the Patents for which such counsel has responsibility.

5.             To such counsel’s knowledge, such counsel is unaware of any facts that would lead such counsel to conclude that the presumption of validity would be overcome for any of the issued Patents for which such counsel has responsibility;

6.             To such counsel’s knowledge, no actions, suits, or proceedings have been asserted, are pending or are threatened against the Company alleging that the operation of the business of the Company, including the use of the Company Intellectual Property, conflicts with, infringes, misappropriates, or otherwise violates the intellectual property rights of any third party and no court has issued any order, judgment, decree, or injunction restricting the operation of the business of the Company;

7.                                       To such counsel’s knowledge, the Company owns or possesses or can acquire sufficient intellectual property right necessary to conduct the business as now operated by it and as described to be operated by it in the Prospectus except where the failure to own or possess or otherwise be able to acquire such intellectual property rights, would not, singly or in the aggregate, have a Material Adverse Effect;

8.                                       Such counsel is not aware of any contracts or other documents relating to the Company Intellectual Property of a character required to be described in the Registration State or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as required;

9.             Such counsel has reviewed the statements and the information contained under the captions “Risk Factors—Our proprietary rights may not adequately protect our technologies and product candidates,” “—The composition of matter patents covering SNS-595 are due to expire in 2015. Even if SNS-595 is approved by FDA, we may not be able to recover our

D-1

development costs prior to the expiration of these patents,” “—If we are sued for infringing intellectual property rights of third parties, litigation will be costly and time consuming and could prevent us from developing or commercializing our future products” and “Business—Intellectual Property” in the Prospectus (collectively, the “Intellectual Property Sections”), are accurate and complete in all material respects and present fairly represent the matters disclosed therein;

10.           Nothing has come to the attention of such counsel that would give such counsel reason to believe that the Intellectual Property Sections of the Registration Statement and Prospectus, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of such Prospectus and the Closing Date or Option Closing Date (as the case may be), contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

11.                                 The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein;  all issued and outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action of the Company and validly issued and are fully paid and nonassessable.

D-2